SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NY 10022-3897

                              TEL:  (212) 735-3000
                              FAX:  (212) 735-2000

                                        October 9, 1997

          HSB Group, Inc.
          HSB Capital I
          c/o  HSB Group, Inc.
               One State Street
               Hartford, Connecticut 06102

          Ladies and Gentlemen:

                    We have acted as special counsel to HSB Group, Inc., a Connecticut corporation (the "Company"), and HSB Capital I, a business trust formed under the Business
          Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. SECTIONS 3801 et. seq.) (the "Issuer Trust"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company and the Issuer
          Trust with the Securities and Exchange Commission (the "Commission") on the date hereof. The Registration
          Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of $110,000,000 aggregate liquidation amount of Global
          Floating Rate Capital Securities, Series B (the "Capital Securities") in connection with a proposed exchange offer (the "Exchange Offer").

                    The Capital Securities are to be issued
          pursuant to the Amended and Restated Trust Agreement of the Issuer Trust, dated as of July 15, 1997 (the "Trust Agreement"), among Saul L. Basch, R. Kevin Price and Robert C. Walker, as administrative trustees, The First National Bank of Chicago, as property trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware trustee, and the Company, as sponsor.

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement, dated as of July 15, 1997 (the "Registration Rights Agreement"), among the Company, the Issuer Trust, and Goldman, Sachs & Co.; (iii) the form of the Capital Securities and a specimen certificate thereof; (iv) the Certificate of Trust of the Issuer Trust filed with the Secretary of State of the State of Delaware on July 10, 1997; and (v) the Trust Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Issuer Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Issuer Trust and others.

                    Members of our firm are admitted to the bar in the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                    Based upon and subject to the foregoing, we are of the opinion that:

                    1. The Capital Securities have been duly authorized for issuance by the Issuer Trust, and when (i) the Registration Statement becomes effective and the Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Trust Agreement and delivered and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Capital Securities will be duly and validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Issuer Trust. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee in connection with the exercise of its rights and powers under the Trust Agreement.

                    2. The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                   Very truly yours,

                              /S/Skadden, Arps, Slate, Meagher & Flom LLP